EXHIBIT 10.2

                             STOCK OPTION AGREEMENT
                             ----------------------

         THIS STOCK OPTION AGREEMENT (the "Agreement") is made and entered into on this ___ day of ____________, by and between Enviro Voraxial Technology, Inc. an Idaho corporation, located at 821 NW 57th Place, Fort Lauderdale, FL 33309 (the "Company"), and __________residing at _______________________ ("Optionee").

                                    RECITALS

         WHEREAS, in consideration for services performed and to be performed by Optionee the Company considers it desirable and in its best interest that Optionee be given options to purchase common shares of the Company;

         NOW, THEREFORE, in consideration of the foregoing provisions, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

         1. Grant of Option. The Company hereby grants, bargains, sells, conveys and delivers unto Optionee a right, option and privilege to purchase, subject to periodic vesting as described below, the entire right, title and interest of the Option Shares (the "Option"), exercisable at the time and in the manner set forth below.

         1.1. Option Price. The price that Optionee shall pay for the Option Shares in the exercise of the Option shall be _________ ($_____) per share, the present fair market value of such shares (the "Option Price").

         1.2. Option Period. The Option may be exercised at any time and from time to time commencing when the right to purchase the Option Shares accrues and ending ______ (__) years thereafter (the "Option Period").

         1.3. Exercise of Option. The Option to acquire the Option Shares may be exercised by Optionee during the Option Period by delivery to the Company of the Option Price in certified or good funds, along with a written notice, substantially in the form attached hereto as Exhibit A, indicating that Optionee is electing to exercise the Option to acquire the Option Shares. The right to acquire ________ Option Shares shall vest _______ (___) months from the date of this Agreement. The right to acquire _______ Option Shares shall vest as of _______ (__) months from the date of this Agreement. If the Optionee's relationship is terminated for cause or quits prior to the completion of the vesting period, the Optionee foregoes the right to exercise the options related to that period and thereafter (all unvested options). If the Employee's relationship is terminated without cause prior to the completion of the vesting period, then the Employee shall be vested for that period; however said options will expire within 3 months from the date of termination.

         2. Termination of Option. To the extent not exercised, the Option shall terminate upon the first to occur of the following dates:

         (1) _______ (__) years from the date of vesting pursuant to the provisions of Section 1.3 of this Agreement; or


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         (2) upon the expiration of three calendar months from the date of which
Optionee's continuous employment by the Company or any of its subsidiaries is terminated, provided that in the event of Optionee's death while in the employ of the Company his personal representatives may exercise the option as to any of the vested shares not previously exercised during his lifetime within three months following the date of his death.

         3. Securities Laws. The Option and the Option Shares have not been registered under the Securities Act of 1933, as amended (the "Act"). The Corporation agrees to use its best efforts to file a registration statement on Form S-8 including the Option Shares. Unless registered, Option Shares acquired upon the exercise of the Option shall be "restricted securities" as that term is defined in Rule 144 promulgated under the Act. The certificate representing the shares shall bear an appropriate legend restricting their transfer. Such shares cannot be sold, transferred, assigned or otherwise hypothecated without registration under the Act or unless a valid exemption from registration is then available under applicable federal and state securities laws and the Corporation has been furnished with an opinion of counsel satisfactory in form and substance to the Corporation that such registration is not required.

         4. Transfer of Shares and Funds. The transfer of the Option Shares from the Company to the Optionee shall take place only upon the receipt of cleared funds by the Company, which for each Option, shall be an amount equal to the Exercise Price ($_____) multiplied by the amount of the Option indicated by the Optionee.

         5. Reclassification, Consolidation or Merger. If and to the extent that the number of issued common shares of the Company shall be increased or reduced by a change in par value, split-up, reclassification, distribution of a dividend payable in shares, or the like, the number of shares subject to option and the option price for them shall be proportionately adjusted. If the Company is reorganized or consolidated or merged with another corporation, Optionee shall be entitled to receive options covering shares of such reorganized consolidated or merged company in the same proportion at an equivalent price, and subject to the same conditions. For purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to the option immediately after the reorganization, consolidation or merger over the aggregate option price of such shares shall not be more than the excess of the aggregate fair market value of all shares subject to the option immediately before such reorganization, consolidation or merger over the aggregate option price of such shares. The new option or assumption of the old option shall not give Optionee additional benefits which he did not have under the old option.

         6. Rights Prior to Exercise of Option. The option is nontransferable by Optionee except as herein otherwise provided, and during his lifetime is exercisable only by him, and Optionee shall have no rights as a shareholder in the option shares until payment of the option price and delivery to him of such shares as herein provided.

         7. Approval by Board. The granting of the option is being made pursuant to a corporate resolution adopted by the Board of Directors of the Company on ______________, which includes the authorization of the issuance of _______ shares of Common Stock of the Company which may be issued under options.

         8. Consultation With Counsel. The Optionee has consulted with such independent legal counsel or other advisory he deems appropriate to assist him in the consummation of this Agreement.

         9. Notices. All notices, waivers, demands and instructions given in connection with this Agreement shall be made in writing, with a copy to each party, and shall be deemed to have been duly given and delivered (a) five (5)
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days after posting if mailed by U.S. Mail, certified or registered, return receipt requested, postage prepaid, or (b) upon receipt if sent by overnight courier maintaining records of receipt by addresses, by hand or by telecopy, with the original notice being sent the same day by one of the foregoing methods, addressed as first above written (or to such other address as a party may from time to time designate by notice to all other parties as aforesaid).

         10. Further Assurances. Each of the parties hereto shall execute such other instruments, documents and papers and shall take such further actions as may be reasonably required or appropriate to carry out the provisions hereof.

         11. Entire Agreement. This Agreement constitutes the full and complete understanding of the parties with respect to its subject matter, is an exclusive statement of the terms and conditions of their agreement in relation hereto, and supersedes all prior negotiations, understandings and agreements, whether written or oral, between the parties with respect hereto.

         12. Governing Law. This Agreement shall be governed by, construed under, and enforced in accordance with the laws of the State of Florida without regard to any conflict-of-laws provisions to the contrary.

         13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together shall constitute one and the same instrument.

         14. Assignment. Optionee may not assign this Option without the prior written consent of the Company. No exercise of any rights conveyed under this Option by any assignee of Optionee shall be enforceable against the Company until such time as Optionee has written consent of the Company regarding the terms of such assignment.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    THE COMPANY:

                                    Enviro Voraxial Technology, Inc.


                                    By:
                                       ----------------------------
                                        Alberto DiBella, President


                                    OPTIONEE:



                                    _____________________________________












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                                    EXHIBIT A

                               NOTICE OF EXERCISE


         The undersigned hereby elects to exercise the within Option to the extent of purchasing ____________ shares of Common Stock of Enviro Voraxial Technology, Inc., an Idaho corporation, and hereby makes payments of $_________ in payment therefor.


                                               ________________________________
                                               Signature



                                               ________________________________
                                               Date



                       INSTRUCTIONS FOR ISSUANCE OF STOCK
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